Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

          We consent to the incorporation by reference in Registration Statement No. 333-114481 on Form S-8 pertaining to the 2003 Stock Option Plan of our report dated March 12, 2007, relating to the consolidated financial statements of Stockgroup Information Systems Inc. appearing in this Annual Report on Form 10-KSB of Stockgroup Information Systems Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Vancouver, Canada
March 12, 2007